                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 4, 2007

                        Blonder Tongue Laboratories, Inc.
             (Exact Name of registrant as specified in its charter)

       Delaware                          1-14120                 52-1611421
(State or other jurisdiction     (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)

                One Jake Brown Road, Old Bridge, New Jersey 08857
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (732) 679-4000

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

[_]  Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN  OFFICERS;  ELECTION OF DIRECTORS;
     APPOINTMENT  OF  CERTAIN  OFFICERS;  COMPENSATORY  ARRANGEMENTS  OF CERTAIN
     OFFICERS.

(e)      Executive Compensation Arrangement

     On October 4, 2007, the Compensation Committee of the Board of Directors of
Blonder  Tongue  (the  "Company")  reviewed  and  approved  a  new  compensation arrangement for Peter Daly, Senior  Vice-President of Sales and Marketing of the
Company.  The new  compensation  arrangement  is  intended  to align Mr.  Daly's compensation  directly  with  the  results  of his  performance  as  the  senior executive  officer of sales and marketing.  Under the new arrangement Mr. Daly's compensation  will be variable and  determined  as a percentage of the Company's
Adjusted Net Sales (as defined below) as follows:

         Commission Percentage               Adjusted Net Sales Per Year

               0.55%                             Up To $30,000,000
               0.75%                             $30,000,0001 to $50,000,000
               0.50%                             $50,000,0001 and over

     On an annual base the Company's  Chief  Executive  Officer will determine a baseline  gross profit margin for the ensuing fiscal year based on the Company's annual  budget,  anticipated  product  mix,  prior year's gross margin and other factors. For purposes of Mr. Daly's compensation arrangement, Adjusted Net Sales shall be equal to the Company's  actual net sales for the fiscal year multiplied by a gross  margin  adjustment  to take into  account  certain  decreases in the
Company's actual gross margin.  The gross margin adjustment shall be a fraction, the  numerator  of which is the actual  gross margin on net sales for the fiscal year, and the  denominator of which is the baseline gross margin.  If the actual gross margin  exceeds the baseline  gross margin or the decrease in actual gross margin is less than ten percent (10%) of the baseline gross margin,  then actual net sales  rather  than  adjusted  net sales for the fiscal year will be used to determine Mr.  Daly's  compensation.  Any change in the  Company's  gross margin
resulting  from  increases  or  decreases  in  inventory   reserves  during  the
applicable  fiscal year will not be included in the  calculation of actual gross margin for  purposes  of  calculating  Mr.  Daly's  compensation.  Mr. Daly will receive  periodic  draws against his variable  compensation,  subject to monthly adjustments,  in  accordance  with the Company's  policies  relating to variable compensation  arrangements  with its  employees.  Mr.  Daly's  new  compensation arrangement  will be  applied  retroactively  to begin as of January 1, 2007 and will expire, unless otherwise renewed by the Compensation Committee, on December
31, 2008.

     As previously  determined by the Compensation  Committee and disclosed in a
Current  Report on Form 8-K filed by the Company on  February 6, 2007,  Mr. Daly will continue to participate in the Blonder Tongue Executive  Officer Bonus Plan
for  the  fiscal  year  ending  December  31,  2007.  Mr.  Daly is  eligible  to participate  in such  Executive  Officer  Bonus  Plan with all  other  executive officers  of the  Company  in  future  years  to the  extent  determined  by the

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Compensation  Committee  of the  Board  of  Directors.  From  time to  time,  as determined by the Compensation  Committee,  Mr. Daly may be granted equity-based awards  including stock purchase  options,  stock  appreciation  rights or stock awards.  Mr. Daly's total  compensation from all sources in any fiscal year will be capped at $1,000,000.

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                                    SIGNATURE

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                    BLONDER TONGUE LABORATORIES, INC.

                                    By:   /s/ Eric Skolnik
                                         Eric Skolnik
                                         Senior Vice President and
                                         Chief Financial Officer

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Date: October 10, 2007